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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
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                (Name of Registrant as Specified In Its Charter)

                     LAIDLAW ENVIRONMENTAL SERVICES, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                       TO ALL SAFETY-KLEEN SHAREHOLDERS:

                         SPECIAL SHAREHOLDERS' MEETING
                                JANUARY 9, 1998
                                 TIME IS SHORT!
                            KEEP YOUR OPTIONS OPEN-
                          VOTE THE BLUE-STRIPED PROXY!

     Laidlaw Environmental Services, Inc. has announced its intention to make an offer to acquire all the outstanding shares of common stock of Safety-Kleen Corp. for $30 per share ($15.00 in cash(1) and $15.00 in Laidlaw Environmental Common Stock(2)), which would provide Safety-Kleen shareholders with an alternative to the $27.00 per share merger approved by the Safety-Kleen Board.

     As a critical first step, Laidlaw Environmental is soliciting your support to adopt the Voting Rights Proposal that would, as provided by Wisconsin law, restore full voting rights to any Safety-Kleen Shares Laidlaw Environmental may acquire pursuant to its offer that might otherwise be subject to reduced voting rights.

     -    THE VOTING RIGHTS PROPOSAL IS UNOPPOSED BY SAFETY-KLEEN.

     - INSTITUTIONAL SHAREHOLDER SERVICES (ISS), THE LEADING INDEPENDENT PROXY ADVISORY SERVICES FIRM, HAS RECOMMENDED TO ITS CLIENTS THAT THEY VOTE IN FAVOR OF THE VOTING RIGHTS PROPOSAL.

     THE SPECIAL SHAREHOLDERS' MEETING IS FAST APPROACHING. WE URGE YOUR TO VOTE FOR THE VOTING RIGHTS PROPOSAL BECAUSE:

          - Restoration of full voting rights is one of the conditions to consummation of the Laidlaw Environmental Offer.

          - The principle of 1 share = 1 vote is fundamental to good corporate governance.

          - A vote FOR the Voting Rights Proposal continues the process of maximizing value for you, the Safety-Kleen shareholders.

          -    A vote FOR the Voting Rights Proposal keeps your options open.

PRESERVE YOUR RIGHTS BY VOTING FOR ON THE BLUE-STRIPED PROXY TODAY.

                                   IMPORTANT!
                       VOTE THE BLUE-STRIPED PROXY TODAY!

    If you need assistance or information, please call our proxy solicitor:
                      MORROW & CO., INC. @ (800) 662-5200


THIS SOLICITATION RELATES SOLELY TO THE SOLICITATION OF PROXIES WITH RESPECT TO THE VOTING RIGHTS PROPOSAL AND IS NOT A REQUEST FOR THE TENDER OF SHARES OF SAFETY-KLEEN COMMON STOCK. THE DETAILED TERMS AND CONDITIONS OF THE LAIDLAW ENVIRONMENTAL OFFER WILL BE SET FORTH IN THE PROSPECTUS OF LAIDLAW ENVIRONMENTAL AND THE RELATED LETTER OF TRANSMITTAL WHICH WILL BE SEPARATELY MAILED TO SAFETY-KLEEN SHAREHOLDERS IN THE FUTURE.
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(1) Subject to reduction on a pro rata basis, for up to $75 Million for certain break-up fees and expenses of Safety-Kleen relating to its proposed merger. Assuming there are 62,859,430 shares of Safety-Kleen common stock outstanding on a fully diluted basis, the maximum reduction per share would be approximately $1.193.

(2) Assuming the market price of Laidlaw Environmental Common Stock remains within collar of $4.28571-$5.35714. The actual value of the Laidlaw Environmental Common Stock to be exchanged pursuant to the Laidlaw Environmental offer may vary.